FOR IMMEDIATE RELEASE
July 28, 2025

Revvity Announces Financial Results for the Second Quarter of 2025

•Revenue of $720 million; 4% reported growth; 3% organic growth
•GAAP EPS of $0.46; Adjusted EPS from continuing operations of $1.18
•Updates full year 2025 guidance

WALTHAM, Mass. -- Revvity, Inc. (NYSE: RVTY), today reported financial results for the second quarter ended June 29, 2025.

The Company reported GAAP earnings per share of $0.46, as compared to $0.45 in the same period a year ago. Revenue for the quarter was $720 million, as compared to $692 million in the same period a year ago. GAAP operating income from continuing operations for the quarter was $91 million, as compared to $86 million for the same period a year ago. GAAP operating profit margin from continuing operations was 12.6% as a percentage of revenue, as compared to 12.4% in the same period a year ago.

Adjusted earnings per share from continuing operations for the quarter was $1.18, as compared to $1.22 in the same period a year ago. Adjusted operating income was $192 million, as compared to $199 million for the same period a year ago. Adjusted operating profit margin was 26.6% as a percentage of revenue, as compared to 28.8% in the same period a year ago.

Adjustments for the Company’s non-GAAP financial measures have been noted in the attached reconciliations.

“The power of Revvity's transformation and consistent execution were evident in our second-quarter performance, enabling us to exceed expectations despite the evolving market environment,” said Prahlad Singh, president and chief executive officer of Revvity. “With a strong pipeline of innovation, high-performing teams and disciplined operational focus, we're well-positioned to deliver long-term value creation for our shareholders.”

Financial Overview by Reporting Segment

Life Sciences
•Second quarter 2025 revenue was $366 million, as compared to $349 million in the same period a year ago. Revenue increased 5% and organic revenue increased 4% as compared to the same period a year ago.

•Second quarter 2025 adjusted operating income was $115 million, as compared to $118 million in the same period a year ago. Adjusted operating profit margin was 31.6% as a percentage of revenue, as compared to 33.7% in the same period a year ago.

Diagnostics
•Second quarter 2025 revenue was $354 million, as compared to $343 million in the same period a year ago. Revenue increased 3% and organic revenue increased 2% as compared to the same period a year ago.

•Second quarter 2025 adjusted operating income was $89 million, as compared to $93 million in the same period a year ago. Adjusted operating profit margin was 25.2% as a percentage of revenue, as compared to 27.0% in the same period a year ago.

Full Year 2025 Guidance

For the full year 2025, the Company is raising its full year revenue guidance to $2.84-$2.88 billion to reflect recent changes in foreign currency exchange rates and assumes 2% to 4% organic growth. The Company is also updating its adjusted EPS guidance to a range of $4.85 to $4.95.

Guidance for the full year 2025 for adjusted EPS and organic growth is provided on a non-GAAP basis and cannot be reconciled to the closest GAAP measures without unreasonable effort due to the unpredictability of the amounts and timing of events affecting the items the Company excludes from these non-GAAP measures. The timing and amounts of such events and items could be material to the Company’s results prepared in accordance with GAAP.

Webcast Information

The Company will discuss its second quarter 2025 results and its outlook for business trends during a webcast on July 28, 2025, at 8:00 a.m. Eastern Time. A live audio webcast and presentation will be available on the Investors section of the Company’s website, ir.revvity.com.

Use of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures. The reasons that we use these measures, a reconciliation of these measures to the most directly comparable GAAP measures, and other information relating to these measures are included below following our GAAP financial statements.

Factors Affecting Future Performance

This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to estimates and projections of future earnings per share, cash flow and revenue growth and other financial results, developments relating to our customers and end-markets, and plans concerning business development opportunities, acquisitions and divestitures. Words such as “believes”, “intends”, “anticipates”, “plans”, “expects”, “estimates”, “projects”, “forecasts”, “will” and similar expressions, and references to guidance, are intended to identify forward-looking statements. Such statements are based on management's current assumptions and expectations and no assurances can be given that our assumptions or expectations will prove to be correct. A number of important risk factors could cause actual results to differ materially from the results described, implied or projected in any forward-looking statements. These factors include, without limitation: (1) markets into which we sell our products declining or not growing as anticipated; (2) fluctuations in the global economic and political environments, including as the result of recently implemented and recently threatened tariff increases; (3) our failure to introduce new products in a timely manner; (4) our ability to execute acquisitions and divestitures, license technologies, or to successfully integrate acquired businesses or licensed technologies into our existing businesses or to make them profitable; (5) our ability to compete effectively; (6) fluctuation in our quarterly operating results and our ability to adjust our operations to address unexpected changes; (7) significant disruption in third-party package delivery and import/export services or significant increases in prices for those services; (8) disruptions in the supply of raw materials and supplies; (9) our ability to retain key personnel; (10) significant disruption in our information technology systems, or cybercrime; (11) our ability to realize the full value of our intangible assets; (12) our failure to adequately protect our intellectual property; (13) the loss of any of our licenses or licensed rights; (14) the manufacture and sale of products exposing us to product liability claims; (15) our failure to maintain compliance with applicable government regulations; (16) our failure to comply with data privacy and information security laws and regulations; (17) regulatory changes; (18) our failure to comply with healthcare industry regulations; (19) economic, political and other risks associated with foreign operations; (20) our ability to obtain future financing; (21) restrictions in our credit agreements; (22) significant fluctuations in our stock price; (23) reduction or elimination of dividends on our common stock; and (24) other factors which we describe under the caption “Risk Factors” in our most recent quarterly report on Form 10-Q and in our other filings with the Securities and Exchange Commission. We disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

About Revvity

At Revvity, “impossible” is inspiration, and “can’t be done” is a call to action. Revvity provides health science solutions, technologies, expertise and services that deliver complete workflows from discovery to development, and diagnosis to cure. Revvity is revolutionizing what’s possible in healthcare, with specialized focus areas in translational multi-omics technologies, biomarker identification, imaging, prediction, screening, detection and diagnosis, informatics and more.

With 2024 revenue of more than $2.7 billion and approximately 11,000 employees, Revvity serves customers across pharmaceutical and biotech, diagnostic labs, academia and governments. It is part of the S&P 500 index and has customers in more than 160 countries.

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Revvity, Inc. and Subsidiaries
CONDENSED CONSOLIDATED INCOME STATEMENTS

	Three Months Ended		Six Months Ended
(In thousands, except per share data)	June 29, 2025	June 30, 2024	June 29, 2025	June 30, 2024

Revenue	$720,284	$691,685	$1,385,046	$1,341,605

Cost of revenue	327,728	306,179	616,944	601,052
Selling, general and administrative expenses	248,526	251,650	498,245	512,221
Research and development expenses	53,270	48,132	106,867	98,492

Operating income from continuing operations	90,760	85,724	162,990	129,840

Interest income	(8,345)	(20,512)	(18,426)	(40,598)
Interest expense	22,937	24,717	45,901	49,114
Change in fair value of investments	1,955	(7,777)	(1,118)	(6,971)
Other expense, net	5,563	2,634	15,601	7,084

Income from continuing operations, before income taxes	68,650	86,662	121,032	121,211

Provision for income taxes	13,428	14,056	24,141	19,909

Income from continuing operations	55,222	72,606	96,891	101,302

Loss from discontinued operations	(1,274)	(17,246)	(706)	(19,929)

Net income	$53,948	$55,360	$96,185	$81,373

Diluted earnings per share:
Income from continuing operations	$0.47	$0.59	$0.82	$0.82

Loss from discontinued operations	(0.01)	(0.14)	(0.01)	(0.16)

Net income	$0.46	$0.45	$0.81	$0.66

Weighted average diluted shares of common stock outstanding	117,538	123,477	118,882	123,494

ABOVE PREPARED IN ACCORDANCE WITH GAAP

Additional supplemental information(1):
(per share, continuing operations)

GAAP EPS from continuing operations	$0.47	$0.59	$0.82	$0.82
Amortization of intangible assets	0.73	0.73	1.41	1.47
Purchase accounting adjustments	0.02	0.01	0.02	0.06
Acquisition and divestiture-related costs	0.01	0.04	0.03	0.11
Change in fair value of investments	0.02	(0.06)	(0.01)	(0.06)
Significant litigation matters and settlements	0.01	0.05	0.10	0.05
Significant environmental matters	—	—	(0.01)	—
Mark to market on postretirement benefits	—	—	0.04	—
Restructuring and other, net	0.10	0.08	0.12	0.18
Tax on above items	(0.16)	(0.21)	(0.32)	(0.44)
Adjusted EPS from continuing operations	$1.18	$1.22	$2.19	$2.19

(1) amounts may not sum due to rounding

Revvity, Inc. and Subsidiaries
REVENUE AND OPERATING INCOME (LOSS)

	Three Months Ended		Six Months Ended
(In thousands, except percentages)	June 29, 2025	June 30, 2024	June 29, 2025	June 30, 2024

Revenue and adjusted operating income

Revenue	$720,284	$691,685	$1,385,046	$1,341,605

Reported operating income from continuing operations	$90,760	$85,724	$162,990	$129,840
OP%	12.6%	12.4%	11.8%	9.7%
Amortization of intangible assets	85,289	90,620	167,989	181,858
Purchase accounting adjustments	2,178	623	2,001	7,245
Acquisition and divestiture-related costs	1,248	5,779	3,789	17,241
Significant litigation matters and settlements	1,124	6,276	11,710	6,276
Significant environmental matters	—	—	(1,208)	—
Restructuring and other, net	11,203	9,845	14,442	22,201
Adjusted operating income	$191,802	$198,867	$361,713	$364,661
OP%	26.6%	28.8%	26.1%	27.2%

Segment revenue and segment operating income

Life Sciences	$365,898	$348,525	$706,293	$685,039
Diagnostics	354,386	343,160	678,753	656,566
Segment revenue	720,284	691,685	1,385,046	1,341,605

Life Sciences	$115,469	$117,567	$221,180	$218,518
	31.6%	33.7%	31.3%	31.9%
Diagnostics	89,422	92,749	163,437	168,953
	25.2%	27.0%	24.1%	25.7%
Segment operating income	204,891	210,316	384,617	387,471

Corporate	(13,089)	(11,449)	(22,904)	(22,810)
Adjusted operating income	191,802	198,867	361,713	364,661

Amortization of intangible assets	(85,289)	(90,620)	(167,989)	(181,858)
Purchase accounting adjustments	(2,178)	(623)	(2,001)	(7,245)
Acquisition and divestiture-related costs	(1,248)	(5,779)	(3,789)	(17,241)
Significant litigation matters and settlements	(1,124)	(6,276)	(11,710)	(6,276)
Significant environmental matters	—	—	1,208	—
Restructuring and other, net	(11,203)	(9,845)	(14,442)	(22,201)
Reported operating income from continuing operations	$90,760	$85,724	$162,990	$129,840

REVENUE AND REPORTED OPERATING INCOME (LOSS) PREPARED IN ACCORDANCE WITH GAAP

Revvity, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)	June 29, 2025	December 29, 2024

Current assets:
Cash and cash equivalents	$991,849	$1,163,396
Accounts receivable, net	661,138	632,400
Inventories, net	388,467	367,587
Other current assets	194,729	186,225
Total current assets	2,236,183	2,349,608

Property, plant and equipment, net	499,026	482,217
Operating lease right-of-use assets, net	177,168	167,716
Intangible assets, net	2,514,368	2,640,921
Goodwill	6,614,989	6,463,619
Other assets, net	321,055	288,397
Total assets	$12,362,789	$12,392,478

Current liabilities:
Current portion of long-term debt	$230	$242
Accounts payable	178,151	167,463
Accrued expenses and other current liabilities	493,433	485,395
Total current liabilities	671,814	653,100

Long-term debt	3,214,324	3,150,476
Long-term liabilities	760,178	770,523
Operating lease liabilities	160,305	151,505
Total liabilities	4,806,621	4,725,604

Total stockholders' equity	7,556,168	7,666,874
Total liabilities and stockholders' equity	$12,362,789	$12,392,478

PREPARED IN ACCORDANCE WITH GAAP

Revvity, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Six Months Ended
(In thousands)	June 29, 2025	June 30, 2024	June 29, 2025	June 30, 2024

Operating activities:
Net income	$53,948	$55,360	$96,185	$81,373
Loss from discontinued operations, net of income taxes	1,274	17,246	706	19,929
Income from continuing operations	55,222	72,606	96,891	101,302
Adjustments to reconcile income from continuing operations to net cash provided by continuing operations:
Stock-based compensation	10,133	10,526	17,864	22,218
Restructuring and other, net	11,203	9,845	14,442	22,201
Depreciation and amortization	102,778	107,344	200,200	215,146
Change in fair value of contingent consideration	459	176	(166)	6,349
Amortization of deferred debt financing costs and accretion of discounts	1,218	1,773	2,320	3,509
Change in fair value of investments	1,955	(7,777)	(1,118)	(6,971)
Unrealized foreign exchange loss (gain)	206	(480)	140	(857)
Changes in assets and liabilities which provided (used) cash:
Accounts receivable, net	(40,041)	(8,995)	(21,901)	28,194
Inventories, net	11,128	10,042	5,642	17,251
Accounts payable	(5,576)	(4,747)	3,278	(22,974)
Accrued expenses and other	(14,367)	(7,985)	(49,177)	(52,894)
Net cash provided by operating activities of continuing operations	134,318	182,328	268,415	332,474
Net cash used in operating activities of discontinued operations	—	(23,707)	(5,942)	(26,290)
Net cash provided by operating activities	134,318	158,621	262,473	306,184

Investing activities:
Capital expenditures	(18,868)	(22,031)	(34,850)	(39,875)
Purchases of investments and notes receivables	—	(4,000)	—	(4,337)
Proceeds from disposition of businesses and assets	—	—	229	—
Net cash used in investing activities of continuing operations	(18,868)	(26,031)	(34,621)	(44,212)
Net cash provided by investing activities of discontinued operations	9,375	147,522	18,750	147,522
Net cash (used in) provided by investing activities	(9,493)	121,491	(15,871)	103,310

Financing Activities:
Payments of debt financing costs	(72)	—	(2,474)	—
Payments on other credit facilities	(53)	(389)	(103)	(11,200)
Payments for acquisition-related contingent consideration	(161)	—	(1,978)	(8,749)
Proceeds from issuance of common stock under stock plans	—	2,089	2,632	6,032
Purchases of common stock	(293,907)	(19,553)	(447,501)	(30,309)
Dividends paid	(8,282)	(8,642)	(16,715)	(17,282)
Net cash used in financing activities of continuing operations	(302,475)	(26,495)	(466,139)	(61,508)

Effect of exchange rate changes on cash, cash equivalents, and restricted cash	31,953	(3,654)	48,075	(12,931)

Net (decrease) increase in cash, cash equivalents, and restricted cash	(145,697)	249,963	(171,462)	335,055
Cash, cash equivalents, and restricted cash at beginning of period	1,138,687	999,465	1,164,452	914,373
Cash, cash equivalents, and restricted cash at end of period	$992,990	$1,249,428	$992,990	$1,249,428

Supplemental disclosure of cash flow information:
Reconciliation of cash, cash equivalents and restricted cash reported within the condensed balance sheets that sum to the total shown in the consolidated statements of cash flows:
Cash and cash equivalents	$991,849	$1,248,120	$991,849	$1,248,120
Restricted cash included in other current assets	1,141	1,308	1,141	1,308
Total cash, cash equivalents and restricted cash	$992,990	$1,249,428	$992,990	$1,249,428

PREPARED IN ACCORDANCE WITH GAAP

Revvity, Inc. and Subsidiaries
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

Continuing Operations
Three Months Ended
June 29, 2025
Organic revenue growth:
Revenue growth from continuing operations	4%
Less: effect of foreign exchange rates	1%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	0%
Organic revenue growth from continuing operations	3%

Life Sciences
Three Months Ended
June 29, 2025
Organic revenue growth:
Revenue growth from continuing operations	5%
Less: effect of foreign exchange rates	1%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	0%
Organic revenue growth from continuing operations	4%

Diagnostics
Three Months Ended
June 29, 2025
Organic revenue growth:
Revenue growth from continuing operations	3%
Less: effect of foreign exchange rates	1%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	0%
Organic revenue growth from continuing operations	2%

(1) amounts may not sum due to rounding

Revvity, Inc. and Subsidiaries
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

Continuing Operations
Six Months Ended
June 29, 2025
Organic revenue growth:
Revenue growth from continuing operations	3%
Less: effect of foreign exchange rates	0%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	0%
Organic revenue growth from continuing operations	3%

Life Sciences
Six Months Ended
June 29, 2025
Organic revenue growth:
Revenue growth from continuing operations	3%
Less: effect of foreign exchange rates	0%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	0%
Organic revenue growth from continuing operations	3%

Diagnostics
Six Months Ended
June 29, 2025
Organic revenue growth:
Revenue growth from continuing operations	3%
Less: effect of foreign exchange rates	0%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	0%
Organic revenue growth from continuing operations	4%

(1) amounts may not sum due to rounding

Revvity, Inc. and Subsidiaries
FY 2025 ORGANIC REVENUE GROWTH FORECAST (1)

Continuing Operations
Twelve Months Ended
December 28, 2025
Organic revenue growth:	Projected
Revenue growth from continuing operations	3% - 5%
Less: effect of foreign exchange rates	1%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	0%
Organic revenue growth from continuing operations	2% - 4%

(1) amounts may not sum due to rounding

Explanation of Non-GAAP Financial Measures
We report our financial results in accordance with GAAP. However, management believes that, in order to more fully understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash, non-recurring or other items, which result from facts and circumstances that vary in frequency and impact on continuing operations. Accordingly, we present non-GAAP financial measures as a supplement to the financial measures we present in accordance with GAAP. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by adjusting for certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. Management believes these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.
We use the term “organic revenue” to refer to GAAP revenue, excluding the effect of foreign currency changes and revenue from recent acquisitions and divestitures and including purchase accounting adjustments for revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules. We use the related term “organic revenue growth” or “organic growth” to refer to the measure of comparing current period organic revenue with the corresponding period of the prior year.
We use the term “adjusted gross margin” to refer to GAAP gross margin, excluding amortization of intangible assets and inventory fair value adjustments related to business acquisitions and asset impairments. We use the related term “adjusted gross margin percentage” to refer to adjusted gross margin as a percentage of revenue.
We use the term “adjusted SG&A expense” to refer to GAAP SG&A expense, excluding amortization of intangible assets, purchase accounting adjustments, acquisition and divestiture-related expenses, significant litigation matters and settlements, asset impairments, significant environmental charges, and restructuring and other charges. We use the related term “adjusted SG&A percentage” to refer to adjusted SG&A expense as a percentage of revenue.
We use the term “adjusted R&D expense” to refer to GAAP R&D expense, excluding amortization of intangible assets and purchase accounting adjustments. We use the related term “adjusted R&D percentage” to refer to adjusted R&D expense as a percentage of revenue.
We use the term “adjusted net interest and other expense” to refer to GAAP net interest and other expense, excluding adjustments for mark-to-market accounting on post-retirement benefits, changes in foreign exchange and interest associated with acquisitions and divestitures, changes in the value of investments and debt extinguishment costs.
We use the term “adjusted operating income” to refer to GAAP operating income, excluding amortization of intangible assets, other purchase accounting adjustments, acquisition and divestiture-related expenses, significant litigation matters and settlements, significant environmental charges, asset impairments, and restructuring and other charges. We use the related terms “adjusted operating profit percentage,” “adjusted operating profit margin,” and “adjusted operating margin” to refer to adjusted operating income as a percentage of revenue.

We use the term “free cash flow” to refer to net cash provided by (used in) operating activities of continuing operations, less payments for additions to property, plant and equipment from continuing operations (“capital expenditures”) plus the proceeds from sales of plant, property and equipment from continuing operations (“capital disposals”).

We use the term “adjusted net income” to refer to GAAP income from continuing operations, excluding amortization of intangible assets, debt extinguishment costs, other purchase accounting adjustments, acquisition and divestiture-related expenses, significant litigation matters and settlements, significant environmental charges, changes in the value of investments, disposition of businesses and assets, net, changes in foreign exchange and interest associated with acquisitions and divestitures, asset impairments and restructuring and other charges. We also exclude adjustments for mark-to-market accounting on post-retirement benefits, therefore only our projected costs have been used to calculate this non-GAAP measure. We also adjust for any tax impact related to the above items and exclude the impact of significant tax events.
We use the term “adjusted earnings per share from continuing operations,” “adjusted earnings per share,” “adjusted EPS,” or “adjusted EPS from continuing operations” to refer to GAAP earnings per share from continuing operations, excluding amortization of intangible assets, debt extinguishment costs, other purchase accounting adjustments, acquisition and divestiture-related expenses, significant litigation matters and settlements, significant environmental charges, changes in the value of investments, disposition of businesses and assets, net, changes in foreign exchange and interest associated with acquisitions and divestitures, asset impairments and restructuring and other charges. We also exclude adjustments for mark-to-market accounting on post-retirement benefits, therefore only our projected costs have been used to calculate this non-GAAP measure. We also adjust for any tax impact related to the above items and exclude the impact of significant tax events.
Management includes or excludes the effect of each of the items identified below in the applicable non-GAAP financial measure referenced above for the reasons set forth below with respect to that item:
•Amortization of intangible assets—purchased intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by management after the acquisition. Accordingly, this item is not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.
•Debt extinguishment costs—we incur costs and income related to the extinguishment of debt; including make-whole payments to debt holders, accelerated amortization of debt fees and discounts, and expense or income from hedges to lock in make-whole payments. We exclude the impact of these items from our non-GAAP measures because we believe they do not reflect the performance of our ongoing operations.
•Other purchase accounting adjustments—accounting rules require us to adjust various balance sheet accounts, including inventory, fixed assets, deferred revenue and deferred rent balances to fair value at the time of the acquisition. As a result, the expenses for these items in our GAAP results are not the same as what would have been recorded by the acquired entity. Accounting rules also require us to estimate the fair value of contingent consideration at the time of the acquisition, and any subsequent changes to the estimate or payment of the contingent consideration and purchase accounting adjustments are charged to expense or income. We exclude the impact of any changes to contingent consideration from our non-GAAP measures because we believe these expenses or benefits do not accurately reflect the performance of our ongoing operations for the period in which such expenses or benefits are recorded.
•Acquisition and divestiture-related expenses—we incur legal, due diligence, stay bonuses, incentive awards, stock-based compensation, interest, foreign exchange gains and losses, integration expenses, rebranding expenses, transformation expenses, and other costs related to acquisitions and divestitures. We exclude these expenses from our non-GAAP measures because we believe they do not reflect the performance of our ongoing operations.
•Asset impairments—we incur expenses related to asset impairments. Management does not believe such charges accurately reflect the performance of our ongoing operations for the periods in which such charges were incurred.

•Restructuring and other charges—restructuring and other charges consist of employee severance, other exit costs, abandonments or associated asset write-downs, cost of terminating certain lease agreements or contracts as well as costs associated with relocating facilities. Management does not believe such costs accurately reflect the performance of our ongoing operations for the period in which such costs are reported.
•Adjustments for mark-to-market accounting on post-retirement benefits—we exclude adjustments for mark-to-market accounting on post-retirement benefits, and therefore only our projected costs are used to calculate our non-GAAP measures. We exclude these adjustments because they do not represent what we believe our investors consider to be costs of producing our products, investments in technology and production, and costs to support our internal operating structure.
•Significant litigation matters and settlements—we incur expenses related to significant litigation matters, including the costs to settle or resolve various claims and legal proceedings. Management does not believe such charges accurately reflect the performance of our ongoing operations for the periods in which such charges were incurred.
•Significant environmental charges—we incur expenses related to significant environmental charges. Management does not believe such charges accurately reflect the performance of our ongoing operations for the periods in which such charges were incurred.
•Disposition of businesses and assets, net—we exclude the impact of gains or losses from the disposition of businesses and assets from our adjusted earnings per share. Management does not believe such gains or losses accurately reflect the performance of our ongoing operations for the period in which such gains or losses are reported.
•Impact of foreign currency changes on the current period—we exclude the impact of foreign currency associated with acquisitions and divestitures from these measures by using the prior period’s foreign currency exchange rates for the current period because foreign currency exchange rates are subject to volatility and can obscure underlying trends.
•Impact of significant tax events—we exclude the impact of significant tax events. Management does not believe the impact of significant tax events accurately reflects the performance of our ongoing operations for the periods in which the impact of such events was recorded.
•Changes in value of investments—we exclude the impact of changes in the value of investments. Management does not believe such gains or losses accurately reflect the performance of our ongoing operations for the period in which such gains or losses are reported.
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The tax effect for discontinued operations is calculated based on the authoritative guidance in the Financial Accounting Standards Board’s Accounting Standards Codification 740, Income Taxes. The tax effect for amortization of intangible assets, inventory fair value adjustments related to business acquisitions, changes to the fair values assigned to contingent consideration, debt extinguishment costs, other costs related to business acquisitions and divestitures, significant litigation matters and settlements, significant environmental charges, changes in the fair value of investments, adjustments for mark-to-market accounting on post-retirement benefits, disposition of businesses and assets, net, and restructuring and other charges is calculated based on operational results and a blended jurisdictional tax rate, which contemplates tax rates currently in effect to determine our tax provision. The tax effect for the impact from foreign currency exchange rates on the current period is calculated based on a blended jurisdictional tax rate currently in effect to determine our tax provision.

The non-GAAP financial measures described above are not meant to be considered superior to, or a substitute for, our financial statements prepared in accordance with GAAP. There are material limitations associated with non-GAAP financial measures because they exclude charges that have an effect on our reported results and, therefore, should not be relied upon as the sole financial measures by which to evaluate our financial results. Management compensates and believes that investors should compensate for these limitations by viewing the non-GAAP financial measures in conjunction with the GAAP financial measures. In addition, the non-GAAP financial measures included in this earnings announcement may be different from, and therefore may not be comparable to, similar measures used by other companies.

Each of the non-GAAP financial measures listed above is also used by our management to evaluate our operating performance, communicate our financial results to our Board of Directors, benchmark our results against our historical performance and the performance of our peers, evaluate investment opportunities including acquisitions and discontinued operations, and determine the bonus payments for senior management and employees.

Investor Relations:
Steve Willoughby
steve.willoughby@revvity.com

Media Relations:
Chet Murray
(781) 462-5126
chet.murray@revvity.com